Exhibit 99.1

[Letterhead of Citigroup Global Markets Inc.]

The Board of Directors

Essendant Inc.

One Parkway North Boulevard, Suite 100

Deerfield, Illinois 60015

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 11, 2018, to the Board of Directors of Essendant Inc. (“Essendant”) as Annex A to, and reference thereto under the headings “SUMMARY—Opinion of Essendant’s Financial Advisor” and “THE TRANSACTIONS—Opinion of Essendant’s Financial Advisor” in, the proxy statement/prospectus-information statement relating to the proposed transaction involving Essendant and Genuine Parts Company, which proxy statement/prospectus-information statement forms a part of the Registration Statement on Form S-4 of Essendant (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

June 8, 2018